Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Promotes Matthew S. Daly

to Chief Operating Officer

FORT WORTH, Texas, May 17, 2017 — Kimbell Royalty Partners, LP (NYSE: KRP), a leading owner of oil and natural gas mineral and royalty interests across 20 states, today announced the promotion of Matthew S. Daly to Chief Operating Officer, effective immediately.  In this role, Mr. Daly will be responsible for all aspects of Kimbell’s day-to-day operations and will report directly to Kimbell’s President and Chief Financial Officer, R. Davis Ravnaas.

“Matt played a major role in the transition of Kimbell Royalty Partners from a private company to a public company, and has provided valued leadership and expertise to sharpen our strategic focus in his Corporate Development role,” said Davis Ravnaas, Kimbell President and Chief Financial Officer.  “In the newly created Chief Operating Officer role, we expect Matt to help us continue to enhance all aspects of our business and daily operations, with a goal of maximizing the value of our existing portfolio of royalty assets and growing the business through our disciplined acquisition strategy,” he added.

Mr. Daly joined Kimbell in September 2016 as Senior Vice President — Corporate Development.  Prior to joining Kimbell, Mr. Daly spent 11 years in investment management, most recently at Kleinheinz Capital Partners, Inc. and Hirzel Capital Management, LLC, two Texas-based investment firms each with over $1 billion in assets under management, where he helped manage both the public and private energy investments.  He was also Chairman of Delta Biofuels, Inc., a portfolio company of Kleinheinz Capital Partners, Inc.

Prior to this, Mr. Daly was an investment banker at Wasserstein Perella & Co. in New York City and later Lazard Frères & Co., where he was a Vice President in the Mergers and Acquisitions group.  Within this role, he advised on transactions totaling over $10 billion in value including acquisitions, divestitures, corporate restructurings and special committee assignments relating to takeover defense.  He began his career at Arthur Andersen LLP in Dallas.  He has a BBA from the University of Texas at Austin and an MBA from the Booth School at the University of Chicago.

About Kimbell Royalty Partners, LP

Kimbell Royalty Partners, LP (NYSE: KRP) is an oil and gas mineral and royalty variable rate master limited partnership based in Fort Worth, Texas.  KRP is managed by its general partner, Kimbell Royalty GP, LLC, and owns mineral and royalty interests in approximately 5.6 million gross acres in 20 states and in nearly every major onshore basin in the continental United States, including ownership in more than 50,000 gross producing wells with over 29,000 wells in the Permian Basin.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements involve risks and uncertainties, including risks relating our business and the securities markets generally. Except as required by law, Kimbell Royalty Partners, LP undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission.  These include risks inherent in oil and natural gas drilling and production activities, including risks with respect to continued low or further declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause Kimbell to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow; risks related to our potential impairment as disclosed above, risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices; risks regarding Kimbell’s ability to meet financial covenants under its credit agreements or the ability to obtain amendments or waivers to effect such compliance; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; borrowing base redeterminations by Kimbell’s banks; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to Kimbell’s ability to realize the anticipated benefits from acquired assets; and other risks described in Kimbell’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release.

Contact:

Rick Black

Dennard-Lascar Associates

krp@dennardlascar.com

(713) 529-6600